Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with this Quarterly Report of Integrated Electrical Services, Inc. (the “Company”) on Form 10-Q/A for the period ended March 31, 2006 (the “Report”), I, Raymond Guba, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 29, 2007	By:	/s/ Raymond Guba
Raymond Guba
Senior Vice President and Chief Financial Officer